                                                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                           NEWS RELEASE

For More Information Contact:

        ---------------------------------------------------------------
        Dr. Wilmer Bottoms           |          Dennis Wolf
        Chief Executive Officer      |          Chief Financial Officer
        (510) 657-7400               |          (510) 657-7400
        ---------------------------------------------------------------

       CREDENCE SYSTEMS REPORTS RESULTS FOR FISCAL 1998 SECOND QUARTER

        FREMONT, Calif. -- May 19, 1998 -- Credence Systems Corporation (Nasdaq NMS: CMOS) today reported results for its second quarter ended April 30, 1998. Net sales for the second quarter of fiscal 1998 were $74.7 million, a decrease of 9 percent over the net sales of $82.4 million in the first quarter of fiscal 1998 and an increase of 72 percent over the net sales of $43.4 million in the second quarter of fiscal 1997. Net income for the second quarter of fiscal 1998 was $8.8 million, or $0.40 per diluted share, a decrease of 4 percent from the $9.2 million, or $0.41 per diluted share, recorded in the first quarter of fiscal 1998, and an increase of 167 percent from the $3.3 million or $0.15 per diluted share recorded in the second quarter of fiscal 1997.

        Credence's chairman and chief executive officer, Dr. Wilmer Bottoms, said, "Consistent with the rest of the industry, we experienced reduced revenue during our second fiscal quarter and we anticipate that such trend will continue to materially adversely affect our results of operations through at least the third fiscal quarter. Although we were disappointed with this reduction, we were pleased with the improvement in our overall operating performance. Our operating income of 17.2 percent was the highest in seven consecutive quarters. We have managed through several industry slowdowns in the past and will continue to carefully manage our expenses in the current environment of declining revenues until we have visibility of a turnaround," stated Dr. Bottoms.

                                   -MORE-

        Dr. Bottoms continued, "Over the course of the last few quarters, we have introduced several new products which should position us well when the industry cycle turns up."

        Statements in this release that are forward looking involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance suggested in this release. Such factors include, but are not limited to, economic and currency instability in the Asia Pacific region, fluctuation in customer demand, timing, and volume orders and shipments, competition and pricing pressures, reliability and quality issues, product mix, underabsorption of overhead, cyclicality in the semiconductor industry, continued dependence on "turns" orders to achieve revenue objectives, the Company's ability to have an appropriate amount of production capacity in a timely manner, the timing of new technology and product introductions and the risk of early obsolescence and expenses associated with product developments and delays.

        Further, the Company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the Company's control. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q. The Company assumes no obligation to update the information in this press release.

        Credence Systems Corporation is a leader in the manufacture of automatic test equipment (ATE) for the worldwide semiconductor industry. Credence offers a wide range of products with test capabilities for digital, mixed-signal, and memory semiconductors. Utilizing its patented CMOS technologies, Credence products are designed to meet the strict time-to-market and cost of ownership requirements of its customers.

        Headquartered in Fremont, California, the company maintains advanced production and design facilities in Beaverton, Oregon. Credence, an ISO 9001 certified manufacturer, is listed on the Nasdaq National Market under the symbol CMOS. More information is available at www.credence.com.
                                              -----------------

        Credence, and Credence Systems are trademarks of Credence Systems Corporation. Other trademarks which may be mentioned in this release are the intellectual property of their respective owners.

                                   -MORE -

                        CREDENCE SYSTEMS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                 (UNAUDITED)

                                     Three Months             Prior Quarter          Six Months
                                        Ended                    Ended                  Ended
                                       April 30,               January 31,             April 30,
                                -----------------------       -----------       -----------------------
                                 1998             1997           1998             1998           1997
                                -------         -------       -----------       --------        -------
Net sales                       $74,660         $43,355         $82,375         $157,035        $83,616
Cost of goods sold               31,664          18,374          35,438           67,102         37,813
                                -------         -------         -------         --------        -------
Gross margin                     42,996          24,981          46,937           89,933         45,803
Operating expenses:
Research and development         12,233           8,953          13,491           25,724         17,759
Selling, general and
administrative                   17,931          11,989          20,308           38,239         23,420
                                -------         -------         -------         --------        -------
  Total operating expenses       30,164          20,942          33,799           63,963         41,179
                                -------         -------         -------         --------        -------
Operating income                 12,832           4,039          13,138           25,970          4,624
Interest income and other
 expenses, net                      200             874             958            1,158          1,901
                                -------         -------         -------         --------        -------
Income before income taxes       13,032           4,913          14,096           27,128          6,525
Income taxes                      4,290           1,627           4,934            9,224          2,185
Minority interest                   (45)             --             (29)             (74)            --
                                -------         -------         -------         --------        -------
Net income                      $ 8,787         $ 3,286         $ 9,191         $ 17,978        $ 4,340
                                =======         =======         =======         ========        =======
Net income per share/1/
  Basic                         $  0.41         $  0.15         $  0.42         $   0.83        $  0.20
                                =======         =======         =======         ========        =======
  Diluted                       $  0.40         $  0.15         $  0.41         $   0.81        $  0.20
                                =======         =======         =======         ========        =======
Number of shares used in
computing per share amount/1/
  Basic                          21,634          21,833          21,864           21,731         21,783
                                =======         =======         =======         ========        =======
  Diluted                        22,146          22,265          22,415           22,257         22,242
                                =======         =======         =======         ========        =======

/1/ Income per share amount for the three months ended April 30, 1997 has been restated to reflect the Company's adoption of Financial Accounting Standard No. 128.

                                  --MORE--

                        CREDENCE SYSTEMS CORPORATION
                   CONDENSED CONSOLIDATED BALANCE SHEETS
                               (in thousands)

                                                                    PRIOR QUARTER
                                                      APRIL 30,      JANUARY 31,     OCTOBER 31,
                                                     ------------    ------------    ------------
                                                        1998            1998            1997
                                                     ------------    ------------    ------------
                                                      (unaudited)     (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                           $ 65,841         $88,667        $132,761

  Restricted cash                                        5,012           7,206          10,002

  Short-term investments                                78,313          62,608          35,013

  Accounts receivable, net                              60,770          62,103          55,246

  Inventories                                           52,723          48,761          42,125

  Other current assets                                  13,900          14,552          13,001
                                                    ------------    ------------    ------------

    Total current assets                               276,559         283,897         288,148

Long-term investments                                   27,980          17,396           8,561

Property and equipment, net                             45,930          44,497          43,050

Other assets                                            19,466          17,442          18,382
                                                    ------------    ------------    ------------

    Total assets                                      $369,935        $363,232        $358,141
                                                    ============    ============    ============

LIABILITIES AND STOCKHOLDERS'
EQUITY

Current liabilities:
  Accounts payable                                    $ 12,935        $ 14,386        $ 13,182

  Accrued liabilities                                   24,343          23,454          20,346

  Income taxes payable                                   4,331           6,476           4,284
                                                    ------------    ------------    ------------

    Total current liabilities                           41,609          44,316          37,812

Convertible subordinated notes                         115,000         115,000         115,000

Minority interest                                          312             366             418

Stockholders' equity                                   213,014         203,550         204,911
                                                    ------------    ------------    ------------

    Total liabilities and stockholders' equity        $369,935        $363,232        $358,141
                                                    ============    ============    ============


                                      ###